Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

(Investor Relations)	(Corporate Press)
Henry A. Diamond	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Henry.Diamond@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Amends Senior Secured Revolving Credit Facility

New York, NY – October 17, 2011 – Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today announced that it has amended its senior secured revolving credit facility. As amended, the credit facility provides for borrowings of up to $100 million, plus an additional $40 million accordion feature, for a period of five-years. The credit facility may be used to fund working capital, letters of credit and for other general corporate purposes. Prior to the amendment, the Company’s credit facility was undrawn and scheduled to expire on July 3, 2012.

Lenders participating in the amended credit facility include Wells Fargo Capital Finance, Inc., which will serve as the administrative agent, and JPMorgan Chase Bank, N.A. The terms and conditions of the credit facility are detailed in the Company’s Form 8-K filed with the Securities and Exchange Commission today, which can also be found at www.take2games.com.

“We are pleased that Take-Two’s strong financial profile and favorable market conditions have enabled us to amend the Company’s credit facility on significantly improved terms,” said Strauss Zelnick, Chairman and CEO of Take-Two. “With a solid cash reserve, undrawn credit facility and robust cash flow outlook, we expect to have ample liquidity to pursue growth opportunities.”

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a global developer, marketer and publisher of interactive entertainment software games for the PC, PlayStation®3 and PlayStation®2 computer entertainment systems, PSP® (PlayStation®Portable) system, Xbox 360® video game and entertainment system from Microsoft, Wii™, Nintendo DS™, iPhone®, iPod® touch and iPad®. The Company publishes and develops products through its wholly owned labels Rockstar Games and 2K, which publishes its titles under 2K Games, 2K Sports and 2K Play. The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles for current generation platforms, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games, our ability to raise capital if needed and risks associated with international operations. Other important factors and information are contained in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011, in the section entitled “Risk Factors,” and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

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